UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 000-26966
Date of Report: December 17, 2007

ADVANCED ENERGY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	84-0846841
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO 80525
(Address of principal executive offices)
(970) 221-4670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2007, Advanced Energy Industries, Inc. notified Hans Georg Betz, President and Chief Executive Officer; Lawrence D. Firestone, Executive Vice President and Chief Financial Officer; Charles S. Rhoades, Chief Operating Officer; and Yuval Wasserman, Executive Vice President, Sales, Service and Marketing that Advanced Energy was exercising its right to terminate the officers’ Executive Change in Control and Severance Agreements effective on the scheduled expiration date of the agreements, March 29, 2008. The Executive Change in Control and Severance Agreements provide each executive with specified severance payments and benefits in the event of his separation from Advanced Energy. The form of the Executive Change in Control Severance Agreement is included in Advanced Energy’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005, as Exhibit 10.23. Advanced Energy’s Compensation Committee intends to consider whether and on what terms new agreements may be entered into in the future.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ENERGY INDUSTRIES, INC.
Date: December 20, 2007
/s/ Lawrence D. Firestone
Lawrence D. Firestone
Executive Vice President and Chief Financial Officer